Exhibit 99.1

NEWS RELEASE October 17, 2018

Contacts: Dan Schlanger, CFO and Treasurer
Ben Lowe, VP Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS THIRD QUARTER 2018 RESULTS, PROVIDES OUTLOOK FOR FULL YEAR 2019 AND ANNOUNCES 7% INCREASE TO COMMON STOCK DIVIDEND

October 17, 2018 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the quarter ended September 30, 2018.
"We delivered another terrific quarter of results in the third quarter and increased our annualized common stock dividend by 7% to $4.50 per share based on accelerating leasing activity," stated Jay Brown, Crown Castle's Chief Executive Officer. "Over the past two decades, we have built and acquired an unmatched portfolio of more than 40,000 towers and 65,000 route miles of dense, high capacity fiber in the top U.S. markets, where we see the greatest long-term demand from multiple customers. We believe our ability to offer towers, small cells and fiber solutions, which are all integral components of communications networks and are shared among multiple tenants, provides us the best opportunity to generate significant growth while delivering high returns for our shareholders. Further, we believe that the U.S. represents the best market in the world for communications infrastructure ownership and we are pursuing that compelling opportunity with our comprehensive offering. With the positive momentum we continue to see in our towers and fiber segments, we remain dedicated to investing in our business to generate future growth while delivering dividend per share growth of 7% to 8% per year."

RESULTS FOR THE QUARTER
The table below sets forth select financial results for the three month period ended September 30, 2018 and 2017. For further information, refer to the financial statements and non-GAAP, segment and other calculation reconciliations included in this press release.

(in millions)	Actual				Midpoint Q3 2018 Outlook(b)	Actual Compared to Outlook
	Q3 2018	Q3 2017	Change	% Change
Site rental revenues	$1,184	$893	+$291	+33%	$1,177	+$7
Net income (loss)	$164	$115	+$49	+43%	$139	+$25
Adjusted EBITDA(a)	$793	$605	+$188	+31%	$790	+$3
AFFO(a)(c)	$579	$459	+$120	+26%	$573	+$6
Weighted-average common shares outstanding - diluted	416	397	+19	+5%	416	—
Note: Figures may not tie due to rounding.

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(b)	As issued on July 18, 2018.

(c)	Attributable to CCIC common stockholders.

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HIGHLIGHTS FROM THE QUARTER

•
Site rental revenues. Site rental revenues grew approximately 33%, or $291 million, from third quarter 2017 to third quarter 2018, inclusive of approximately $52 million in Organic Contribution to Site Rental Revenues plus $219 million in contributions from acquisitions and other items, plus a $20 million increase in straight-lined revenues. The $52 million in Organic Contribution to Site Rental Revenues represents approximately 5.8% growth, comprised of approximately 8.4% growth from new leasing activity and contracted tenant escalations, net of approximately 2.6% from tenant non-renewals. When compared to the prior third quarter 2018 Outlook, site rental revenues benefited by approximately $3 million of additional straight-lined revenues primarily resulting from term extensions associated with leasing activity.

•	Net income. Net income for third quarter 2018 was $164 million, compared to $115 million during the same period a year ago.

•
Adjusted EBITDA. When compared to the third quarter 2018 Outlook, Adjusted EBITDA benefited by approximately $3 million of additional straight-lined revenues, offset by approximately $2 million of additional straight-lined expenses.

•
AFFO. When compared to the third quarter 2018 Outlook, AFFO benefited by approximately $3 million related to certain sustaining capital expenditures that did not occur during the third quarter and are now expected to occur during the fourth quarter.

•
Capital expenditures. Capital expenditures during the quarter were $478 million, comprised of $14 million of land purchases, $27 million of sustaining capital expenditures, $436 million of revenue generating capital expenditures and $1 million of integration capital expenditures.

•	Common stock dividend. During the quarter, Crown Castle paid common stock dividends of $1.05 per common share, an increase of approximately 11% compared to the same period a year ago.

•
Financing activities. In July, Crown Castle issued $1.0 billion of Senior Secured Tower Revenue Notes with net proceeds from the offering and cash on hand used to retire $1.0 billion of existing Senior Secured Tower Revenue Notes.

"The solid third quarter results reflect the strength of our business model and our ability to leverage our leadership position in the U.S. across towers, small cells and fiber solutions to generate growth," stated Dan Schlanger, Crown Castle's Chief Financial Officer. "As we focus on closing out 2018 and look towards 2019, we are excited about all of the positive trends creating increasing demand for our tower, small cell and fiber assets. We believe we are in a great position to continue to deliver on our growth targets and invest for the future while returning capital to our shareholders through a high quality and growing dividend. Since 2014, and inclusive of the dividend increase we are announcing today, we have increased our dividend by a compounded annual growth rate of approximately 8%, and we believe we are well positioned to deliver on our 7% to 8% long-term annual dividend growth target going forward."

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DIVIDEND INCREASE ANNOUNCEMENT
Crown Castle's Board of Directors has declared a quarterly cash dividend of $1.125 per common share, representing an increase of 7% over the previous quarterly dividend of $1.05 per share. The quarterly dividend will be payable on December 31, 2018 to common stockholders of record at the close of business on December 14, 2018. Future dividends are subject to the approval of Crown Castle's Board of Directors.

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the Securities and Exchange Commission ("SEC"). Beginning in 2019, the Outlook section of Crown Castle's quarterly earnings releases will include Outlook for full year periods only.
The following table sets forth Crown Castle's current Outlook for fourth quarter 2018, full year 2018 and full year 2019:

(in millions)	Fourth Quarter 2018			Full Year 2018			Full Year 2019
Site rental revenues	$1,189	to	$1,199	$4,696	to	$4,706	$4,898	to	$4,943
Site rental cost of operations(a)	$343	to	$353	$1,400	to	$1,410	$1,438	to	$1,483
Net income (loss)	$201	to	$226	$659	to	$684	$738	to	$818
Adjusted EBITDA(b)	$820	to	$830	$3,144	to	$3,154	$3,303	to	$3,348
Interest expense and amortization of deferred financing costs(c)	$160	to	$170	$638	to	$648	$691	to	$736
FFO(b)(d)	$567	to	$577	$2,055	to	$2,065	$2,252	to	$2,297
AFFO(b)(d)	$591	to	$601	$2,273	to	$2,283	$2,413	to	$2,458
Weighted-average common shares outstanding - diluted(e)	416			415			416

(a)	Exclusive of depreciation, amortization and accretion.

(b)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(c)	See reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(d)	Attributable to CCIC common stockholders.

(e)
The assumption for fourth quarter 2018, full year 2018 and full year 2019 diluted weighted-average common shares outstanding is based on the diluted common shares outstanding as of September 30, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

•
Compared to third quarter 2018, the midpoints of fourth quarter 2018 Outlook for Adjusted EBITDA and AFFO are expected to benefit from a higher network services contribution and lower repair and maintenance expense, offset by higher sustaining capital expenditures and interest expense.

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News Release continued:	Page 4

Full Year 2018 Outlook
The table below compares the results for full year 2017, midpoint of the current full year 2018 Outlook and the midpoint of the previously provided full year 2018 Outlook for select metrics.

	Midpoint of FY 2018 Outlook to FY 2017 Actual Comparison
(in millions)	Current Full Year 2018 Outlook	Full Year 2017 Actual	Change	% Change	Previous Full Year 2018 Outlook(d)	Current Compared to Previous Outlook
Site rental revenues	$4,701	$3,669	+$1,032	+28%	$4,688	+$13
Net income (loss)	$672	$445	+$227	+51%	$633	+$39
Adjusted EBITDA(a)	$3,149	$2,482	+$667	+27%	$3,147	+$2
AFFO(a)(b)	$2,278	$1,860	+$418	+22%	$2,278	—
Weighted-average common shares outstanding - diluted(c)	415	383	+32	+8%	415	—

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(b)	Attributable to CCIC common stockholders.

(c)
The assumption for full year 2018 diluted weighted-average common shares outstanding is based on diluted common shares outstanding as of September 30, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(d)	As issued on July 18, 2018.

•	The increases in full year 2018 Outlook reflect higher than expected results from the third quarter and an expectation of continued strong leasing activity during the fourth quarter.

•	Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

Full Year 2019 Outlook
The table below compares the midpoint of the full year 2019 Outlook and the midpoint of the currently provided full year 2018 Outlook for select metrics.

	Midpoint of FY 2019 Outlook to Midpoint of FY 2018 Outlook
(in millions)	Current Full Year 2019 Outlook	Current Full Year 2018 Outlook	Change	% Change
Site rental revenues	$4,921	$4,701	+$220	+5%
Net income (loss)	$778	$672	+$106	+16%
Adjusted EBITDA(a)	$3,326	$3,149	+$177	+6%
AFFO(a)(b)	$2,436	$2,278	+$158	+7%
Weighted-average common shares outstanding - diluted(c)	416	415	+1	—

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(b)	Attributable to CCIC common stockholders.

(c)
The assumption for full year 2018 and full year 2019 diluted weighted-average common shares outstanding is based on diluted common shares outstanding as of September 30, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

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News Release continued:	Page 5

•
The chart below reconciles the components of expected growth in site rental revenues from 2018 to 2019 of $197 million to $242 million, inclusive of expected Organic Contribution to Site Rental Revenues during 2019 of $260 million to $300 million.

•
New leasing activity is expected to contribute $350 million to $380 million to 2019 Organic Contribution to Site Rental Revenues, consisting of new leasing activity from towers of $120 million to $130 million, small cells of $70 million to $80 million, and fiber solutions of $160 million to $170 million.

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•	The chart below reconciles the components of expected growth in AFFO from 2018 to 2019 of $135 million to $180 million.

•
The expected increase in expenses from 2018 to 2019 of approximately $80 million at the midpoint reflects a combination of the typical cost escalations and the direct expenses associated with accelerating new leasing activity.

•	The expected change in network services contribution in 2019 of approximately $25 million at the midpoint reflects the higher expected new leasing activity from towers in 2019.

•
In addition, the expected growth in AFFO from 2018 to 2019 is impacted by approximately $70 million of higher financing costs, inclusive of approximately $25 million that is related to higher expected average floating interest rates in 2019 when compared to average rates in 2018, as well as approximately $45 million that is related to funding our discretionary capital expenditures.

•	Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, October 18, 2018, at 10:30 a.m. Eastern time to discuss its third quarter 2018 results. The conference call may be accessed by dialing 855-719-5012 and asking for the Crown Castle call (access code 8650722) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern time on Thursday, October 18, 2018, through 1:30 p.m. Eastern time on Wednesday, January 16, 2019, and may be accessed by dialing 888-203-1112 and using access code 8650722. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

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ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 65,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures, Segment Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO") and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other real estate investment trusts ("REITs"). Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

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News Release continued:	Page 9

•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less sustaining capital expenditures (comprised of capital improvement capital expenditures and corporate capital expenditures).
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in consolidated network services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment network services and other gross margin, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of expansion or development of existing communications infrastructure, construction of new communications infrastructure, and, to a lesser extent, purchases of land interests (which primarily relate to land assets under towers as we seek to manage our interests in the land beneath our towers) and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures made with respect to either (1) corporate capital expenditures or (2) capital improvement capital expenditures on our communications infrastructure assets that enable our customers' ongoing quiet enjoyment of the communications infrastructure.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made specifically with respect to acquisitions that are essential to integrating acquired companies into our business.

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The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding. The Company has changed its presentation to millions and, as a result, any necessary rounding adjustments have been made to prior year disclosed amounts.

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Reconciliations of Non-GAAP Financial Measures, Segment Measures and Other Calculations to Comparable GAAP Financial Measures:

Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2018	September 30, 2017	December 31, 2017
(in millions)
Net income (loss)	$164	$115	$445
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	8	5	17
Acquisition and integration costs	4	13	61
Depreciation, amortization and accretion	385	296	1,242
Amortization of prepaid lease purchase price adjustments	5	5	20
Interest expense and amortization of deferred financing costs(a)	160	154	591
(Gains) losses on retirement of long-term obligations	32	—	4
Interest income	(1)	(11)	(19)
Other (income) expense	(1)	—	(1)
(Benefit) provision for income taxes	5	3	26
Stock-based compensation expense	32	25	96
Adjusted EBITDA(b)(c)	$793	$605	$2,482

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Reconciliation of Current Outlook for Adjusted EBITDA:

	Q4 2018			Full Year 2018			Full Year 2019
(in millions)	Outlook			Outlook			Outlook
Net income (loss)	$201	to	$226	$659	to	$684	$738	to	$818
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$27	to	$29	$35	to	$45
Acquisition and integration costs	$8	to	$12	$26	to	$30	$15	to	$25
Depreciation, amortization and accretion	$381	to	$401	$1,519	to	$1,539	$1,609	to	$1,644
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21	$19	to	$21
Interest expense and amortization of deferred financing costs(a)	$160	to	$170	$638	to	$648	$691	to	$736
(Gains) losses on retirement of long-term obligations	$0	to	$0	$106	to	$106	$0	to	$0
Interest income	$(2)	to	$0	$(6)	to	$(4)	$(7)	to	$(3)
Other (income) expense	$(1)	to	$3	$(1)	to	$3	$(1)	to	$1
(Benefit) provision for income taxes	$3	to	$8	$16	to	$21	$16	to	$24
Stock-based compensation expense	$23	to	$27	$107	to	$111	$111	to	$115
Adjusted EBITDA(b)(c)	$820	to	$830	$3,144	to	$3,154	$3,303	to	$3,348

(a)	See the reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Nine Months Ended		For the Twelve Months Ended
(in millions)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017	December 31, 2017
Net income (loss)	$164	$115	$458	$346	$445
Real estate related depreciation, amortization and accretion	371	288	1,097	857	1,211
Asset write-down charges	8	5	18	10	17
Dividends on preferred stock	(28)	—	(85)	—	(30)
FFO(a)(b)(c)(d)(e)	$515	$408	$1,487	$1,214	$1,643

FFO (from above)	$515	$408	$1,487	$1,214	$1,643
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(17)	3	(53)	3	—
Straight-lined expense	23	24	69	70	93
Stock-based compensation expense	32	25	84	67	96
Non-cash portion of tax provision	2	(1)	(1)	(3)	9
Non-real estate related depreciation, amortization and accretion	14	8	41	23	31
Amortization of non-cash interest expense	2	2	5	8	9
Other (income) expense	(1)	—	—	(4)	(2)
(Gains) losses on retirement of long-term obligations	32	—	106	4	4
Acquisition and integration costs	4	13	18	27	61
Capital improvement capital expenditures	(15)	(11)	(47)	(27)	(41)
Corporate capital expenditures	(12)	(13)	(28)	(32)	(44)
AFFO(a)(b)(c)(d)(e)	$579	$459	$1,683	$1,349	$1,860

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)
Diluted weighted-average common shares outstanding were 416 million, 397 million, 414 million, 375 million and 383 million for the three months ended September 30, 2018 and 2017, the nine months ended September 30, 2018 and 2017 and the twelve months ended December 31, 2017, respectively. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

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Reconciliation of Current Outlook for FFO and AFFO:

	Q4 2018			Full Year 2018			Full Year 2019
(in millions)	Outlook			Outlook			Outlook
Net income (loss)	$201	to	$226	$659	to	$684	$738	to	$818
Real estate related depreciation, amortization and accretion	$372	to	$382	$1,469	to	$1,479	$1,560	to	$1,580
Asset write-down charges	$9	to	$11	$27	to	$29	$35	to	$45
Dividends on preferred stock	$(28)	to	$(28)	$(113)	to	$(113)	$(113)	to	$(113)
FFO(a)(b)(c)(d)(e)	$567	to	$577	$2,055	to	$2,065	$2,252	to	$2,297

FFO (from above)	$567	to	$577	$2,055	to	$2,065	$2,252	to	$2,297
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(15)	to	$(5)	$(67)	to	$(57)	$(9)	to	$11
Straight-lined expense	$16	to	$26	$85	to	$95	$68	to	$88
Stock-based compensation expense	$23	to	$27	$107	to	$111	$111	to	$115
Non-cash portion of tax provision	$(2)	to	$3	$(4)	to	$1	$(7)	to	$8
Non-real estate related depreciation, amortization and accretion	$9	to	$19	$50	to	$60	$49	to	$64
Amortization of non-cash interest expense	$0	to	$4	$5	to	$9	$2	to	$12
Other (income) expense	$(1)	to	$3	$(1)	to	$3	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$0	to	$0	$106	to	$106	$0	to	$0
Acquisition and integration costs	$8	to	$12	$26	to	$30	$15	to	$25
Capital improvement capital expenditures	$(20)	to	$(10)	$(66)	to	$(56)	$(85)	to	$(75)
Corporate capital expenditures	$(30)	to	$(20)	$(59)	to	$(49)	$(40)	to	$(30)
AFFO(a)(b)(c)(d)(e)	$591	to	$601	$2,273	to	$2,283	$2,413	to	$2,458

(a)
The assumption for fourth quarter 2018, full year 2018 and full year 2019 diluted weighted-average common shares outstanding is 416 million, 415 million and 416 million, respectively, based on diluted common shares outstanding as of September 30, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

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News Release continued:	Page 14

For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued			Previously Issued
	Q3 2018			Full Year 2018
(in millions)	Outlook			Outlook
Net income (loss)	$126	to	$151	$603	to	$663
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$25	to	$35
Acquisition and integration costs	$16	to	$20	$45	to	$55
Depreciation, amortization and accretion	$378	to	$398	$1,513	to	$1,548
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21
Interest expense and amortization of deferred financing costs	$156	to	$166	$627	to	$657
(Gains) losses on retirement of long-term obligations	$33	to	$33	$107	to	$107
Interest income	$(1)	to	$1	$(4)	to	$0
Other (income) expense	$(1)	to	$3	$2	to	$4
(Benefit) provision for income taxes	$7	to	$11	$24	to	$32
Stock-based compensation expense	$25	to	$29	$101	to	$109
Adjusted EBITDA(a)(b)	$785	to	$795	$3,132	to	$3,162

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued			Previously Issued
	Q3 2018			Full Year 2018
(in millions)	Outlook			Outlook
Net income (loss)	$126	to	$151	$603	to	$663
Real estate related depreciation, amortization and accretion	$370	to	$380	$1,469	to	$1,489
Asset write-down charges	$9	to	$11	$25	to	$35
Dividends on preferred stock	$(28)	to	$(28)	$(113)	to	$(113)
FFO(a)(b)(c)(d)	$490	to	$500	$2,014	to	$2,044

FFO (from above)	$490	to	$500	$2,014	to	$2,044
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(18)	to	$(8)	$(65)	to	$(45)
Straight-lined expense	$16	to	$26	$79	to	$99
Stock-based compensation expense	$25	to	$29	$101	to	$109
Non-cash portion of tax provision	$1	to	$11	$0	to	$15
Non-real estate related depreciation, amortization and accretion	$8	to	$18	$44	to	$59
Amortization of non-cash interest expense	$(1)	to	$4	$2	to	$12
Other (income) expense	$(1)	to	$3	$2	to	$4
(Gains) losses on retirement of long-term obligations	$33	to	$33	$107	to	$107
Acquisition and integration costs	$16	to	$20	$45	to	$55
Capital improvement capital expenditures	$(14)	to	$(4)	$(71)	to	$(56)
Corporate capital expenditures	$(26)	to	$(16)	$(59)	to	$(44)
AFFO(a)(b)(c)(d)	$568	to	$578	$2,263	to	$2,293

(a)
Previously issued third quarter 2018 and full year 2018 Outlook assumes diluted weighted-average common shares outstanding as of June 30, 2018 of 416 million and 415 million, respectively. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

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News Release continued:	Page 15

The components of changes in site rental revenues for the quarters ended September 30, 2018 and 2017 are as follows:

	Three Months Ended September 30,
(in millions)	2018	2017
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$896	$803

New leasing activity(b)(c)	54	40
Escalators	21	21
Non-renewals	(23)	(20)
Organic Contribution to Site Rental Revenues(d)	52	41
Straight-lined revenues associated with fixed escalators	17	(3)
Acquisitions(e)	219	52
Other	—	—
Total GAAP site rental revenues	$1,184	$893

Year-over-year changes in revenue:
Reported GAAP site rental revenues	32.6%
Organic Contribution to Site Rental Revenues(d)(f)	5.8%

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the initial contribution of recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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News Release continued:	Page 16

The components of the changes in site rental revenues for the years ending December 31, 2018 and December 31, 2019 are forecasted as follows:

(dollars in millions)	Full Year 2018 Outlook	Full Year 2019 Outlook
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$3,670	$4,639

New leasing activity(b)(c)	200-210	350-380
Escalators	80-90	85-95
Non-renewals	(90)-(80)	(185)-(165)
Organic Contribution to Site Rental Revenues(d)	200-210	260-300
Straight-lined revenues associated with fixed escalators	60-70	(9)-11
Acquisitions(e)	755-765	—
Other	—	—
Total GAAP site rental revenues	$4,696-$4,706	$4,898-$4,943

Year-over-year changes in revenue:
Reported GAAP site rental revenues(f)	28.1%	4.7%
Organic Contribution to Site Rental Revenues(d)(f)(g)	5.6%	6.0%

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition, with the exception of the impact of Lightower, which has been reflected as a contribution from acquisitions for the full year 2018 Outlook.

(f)	Calculated based on midpoint of full year 2018 Outlook and full year 2019 Outlook.

(g)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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News Release continued:	Page 17

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	September 30, 2018	September 30, 2017
Interest expense on debt obligations	$158	$152
Amortization of deferred financing costs and adjustments on long-term debt, net	5	5
Other, net	(3)	(3)
Interest expense and amortization of deferred financing costs	$160	$154

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q4 2018			Full Year 2018			Full Year 2019
(in millions)	Outlook			Outlook			Outlook
Interest expense on debt obligations	$161	to	$166	$634	to	$639	$696	to	$716
Amortization of deferred financing costs and adjustments on long-term debt, net	$4	to	$6	$20	to	$22	$18	to	$23
Other, net	$(4)	to	$(2)	$(15)	to	$(13)	$(16)	to	$(11)
Interest expense and amortization of deferred financing costs	$160	to	$170	$638	to	$648	$691	to	$736

Debt balances and maturity dates as of September 30, 2018 are as follows:

(in millions)	Face Value	Final Maturity
Bank debt - variable rate:
2016 Revolver	$805	June 2023
2016 Term Loan A	2,371	June 2023
Total bank debt	3,176
Securitized debt - fixed rate:
Secured Notes, Series 2009-1, Class A-1(a)	18	Aug. 2019
Secured Notes, Series 2009-1, Class A-2(a)	70	Aug. 2029
Tower Revenue Notes, Series 2015-1(b)	300	May 2042
Tower Revenue Notes, Series 2015-2(b)	700	May 2045
Tower Revenue Notes, Series 2018-1(b)	250	July 2043
Tower Revenue Notes, Series 2018-2(b)	750	July 2048
Total securitized debt	2,088
Bonds - fixed rate:
5.250% Senior Notes	1,650	Jan. 2023
3.849% Secured Notes	1,000	Apr. 2023
4.875% Senior Notes	850	Apr. 2022
3.400% Senior Notes	850	Feb. 2021
4.450% Senior Notes	900	Feb. 2026
3.700% Senior Notes	750	June 2026
2.250% Senior Notes	700	Sept. 2021
4.000% Senior Notes	500	Mar. 2027
4.750% Senior Notes	350	May 2047
3.200% Senior Notes	750	Sept. 2024
3.650% Senior Notes	1,000	Sept. 2027
3.150% Senior Notes	750	July 2023
3.800% Senior Notes	1,000	Feb. 2028
Total bonds	11,050
Capital leases and other obligations	224	Various
Total Debt	$16,538
Less: Cash and Cash Equivalents(c)	$323
Net Debt	$16,215

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News Release continued:	Page 18

(a)
The Senior Secured Notes, Series 2009-1, Class A-1 principal amortizes during the period beginning in January 2010 and ending in 2019 and the Senior Secured Notes, 2009-1, Class A-2 principal amortizes during the period beginning in 2019 and ending in 2029.

(b)
The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively. The Senior Secured Tower Revenue Notes, Series 2018-1 and Series 2018-2 have anticipated repayment dates in 2023 and 2028, respectively.

(c)	Excludes restricted cash.

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(dollars in millions)	For the Three Months Ended September 30, 2018
Total face value of debt	$16,538
Ending cash and cash equivalents(a)	323
Total Net Debt	$16,215

Adjusted EBITDA for the three months ended September 30, 2018	$793
Last quarter annualized Adjusted EBITDA	3,172
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.1	x

(a)	Excludes restricted cash.

Components of Capital Expenditures:

	For the Three Months Ended
(in millions)	September 30, 2018				September 30, 2017
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$14	$—	$—	$14	$24	$—	$—	$24
Communications infrastructure construction and improvements	100	336	—	436	73	168	—	240
Sustaining:
Capital improvement and corporate	9	12	5	27	12	4	8	24
Integration	—	—	1	1	—	—	—	—
Total	$123	$348	$7	$478	$109	$172	$8	$288
Note: See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for further discussion of our components of capital expenditures.

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News Release continued:	Page 19

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, returns, opportunities and customer and shareholder value which may be derived from our business, assets, investments, acquisitions and dividends, including on a long-and short-term basis, (2) our strategy, strategic position, business model and capabilities and the strength of our business, (3) our growth, including growth in our cash flows and dividends per share, long-term prospects and the trends impacting our business, (4) the potential benefits and contributions which may be derived from our recent acquisitions, including the contribution to or impact on our financial or operating results, (5) leasing environment and activity, including the contribution to our financial or operating results therefrom, (6) our investments in our business and communications infrastructure assets and the potential growth, returns and benefits therefrom, (7) our dividends and our dividend growth rate, including its driving factors, and targets, (8) our portfolio of assets, including demand therefor, strategic position thereof and opportunities created thereby, (9) financing costs and the impact of the anticipated increase in average floating interest rates thereon, (10) cash flows, (11) tenant non-renewals, including the impact thereof, (12) capital expenditures, including sustaining and discretionary capital expenditures, (13) straight-line adjustments, (14) site rental revenues and estimated growth thereof, (15) site rental cost of operations, (16) net income (loss), (17) Adjusted EBITDA, including the impact thereon of timing items, (18) expenses, including repair and maintenance expense and interest expense and amortization of deferred financing costs, (19) FFO, (20) AFFO and estimated growth thereof, (21) Organic Contribution to Site Rental Revenues, (22) our weighted-average common shares outstanding, including on a diluted basis, (23) network services contribution and (24) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for our communications infrastructure, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our customers may materially and adversely affect our business (including reducing demand for tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of such customers may materially decrease revenues or reduce demand for our communications infrastructure and network services.

•
The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results. Additionally, we may fail to realize all of the anticipated benefits of the Lightower acquisition, or those benefits may take longer to realize than expected.

•
Our fiber segment has expanded rapidly, and the fiber business model contains certain differences from our towers business model, resulting in different operational risks. If we do not successfully operate our Fiber business model or identify or manage the related operational risks, such operations may produce results that are less than anticipated.

•	Failure to timely and efficiently execute on our construction projects could adversely affect our business.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and our 6.875% Mandatory Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock or securities convertible into shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to negotiate favorable rates on our new or renewing tenant contracts.

•	New technologies may reduce demand for our communications infrastructure or negatively impact our revenues.

•
If we fail to retain rights to our communications infrastructure, including the land interests under our towers and the right-of-way and other agreements related to our small cells and fiber solutions, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

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News Release continued:	Page 20

•
If radio frequency emissions from wireless handsets or equipment on our communications infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

•
Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches that could adversely affect our business, operations, and reputation.

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
If we fail to pay scheduled dividends on our 6.875% Mandatory Convertible Preferred Stock, in cash, common stock, or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. As used in this release, the term "including," and any variation thereof, means "including without limitation."

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News Release continued:	Page 21

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	September 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$323	$314
Restricted cash	125	121
Receivables, net	471	398
Prepaid expenses	182	162
Other current assets	148	139
Total current assets	1,249	1,134
Deferred site rental receivables	1,357	1,300
Property and equipment, net	13,433	12,933
Goodwill	10,074	10,021
Other intangible assets, net	5,620	5,962
Long-term prepaid rent and other assets, net	911	879
Total assets	$32,644	$32,229

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$302	$249
Accrued interest	101	132
Deferred revenues	484	457
Other accrued liabilities	306	339
Current maturities of debt and other obligations	111	115
Total current liabilities	1,304	1,292
Debt and other long-term obligations	16,313	16,044
Other long-term liabilities	2,732	2,554
Total liabilities	20,349	19,890
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: September 30, 2018—415 and December 31, 2017—406	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: September 30, 2018—2 and December 31, 2017—2; aggregate liquidation value: September 30, 2018—$1,650 and December 31, 2017—$1,650	—	—
Additional paid-in capital	17,743	16,844
Accumulated other comprehensive income (loss)	(5)	(4)
Dividends/distributions in excess of earnings	(5,447)	(4,505)
Total equity	12,295	12,339
Total liabilities and equity	$32,644	$32,229

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News Release continued:	Page 22

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenues:
Site rental	$1,184	$893	$3,507	$2,619
Network services and other	191	170	497	499
Net revenues	1,375	1,063	4,004	3,118
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	355	281	1,057	815
Network services and other	119	107	304	310
Selling, general and administrative	145	100	418	300
Asset write-down charges	8	5	18	10
Acquisition and integration costs	4	13	18	27
Depreciation, amortization and accretion	385	296	1,138	880
Total operating expenses	1,016	802	2,953	2,342
Operating income (loss)	359	261	1,051	776
Interest expense and amortization of deferred financing costs	(160)	(154)	(478)	(430)
Gains (losses) on retirement of long-term obligations	(32)	—	(106)	(4)
Interest income	1	11	4	13
Other income (expense)	1	—	—	3
Income (loss) from continuing operations before income taxes	169	118	471	358
Benefit (provision) for income taxes	(5)	(3)	(13)	(12)
Net income (loss)	164	115	458	346
Dividends on preferred stock	(28)	(30)	(85)	(30)
Net income (loss) attributable to CCIC common stockholders	$136	$85	$373	$316

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.33	$0.22	$0.90	$0.85
Net income (loss) attributable to CCIC common stockholders, diluted	$0.33	$0.21	$0.90	$0.84

Weighted-average common shares outstanding:
Basic	415	395	413	374
Diluted	416	397	414	375

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News Release continued:	Page 23

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)(a) (In millions of dollars)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$458	$346
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,138	880
(Gains) losses on retirement of long-term obligations	106	4
Amortization of deferred financing costs and other non-cash interest	5	8
Stock-based compensation expense	79	67
Asset write-down charges	18	10
Deferred income tax (benefit) provision	2	—
Other non-cash adjustments, net	2	(3)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	144	62
Decrease (increase) in assets	(177)	39
Net cash provided by (used for) operating activities	1,775	1,413
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(26)	(2,113)
Capital expenditures	(1,241)	(852)
Other investing activities, net	(14)	(6)
Net cash provided by (used for) investing activities	(1,281)	(2,971)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,743	3,092
Principal payments on debt and other long-term obligations	(76)	(90)
Purchases and redemptions of long-term debt	(2,346)	—
Borrowings under revolving credit facility	1,290	1,755
Payments under revolving credit facility	(1,465)	(1,755)
Payments for financing costs	(33)	(27)
Net proceeds from issuance of common stock	841	4,221
Net proceeds from issuance of preferred stock	—	1,608
Purchases of common stock	(34)	(23)
Dividends/distributions paid on common stock	(1,315)	(1,082)
Dividends paid on preferred stock	(85)	—
Net cash provided by (used for) financing activities	(480)	7,699
Net increase (decrease) in cash, cash equivalents, and restricted cash	14	6,141
Effect of exchange rate changes	(1)	1
Cash, cash equivalents, and restricted cash at beginning of period(a)	440	697
Cash, cash equivalents, and restricted cash at end of period(a)	$453	$6,839
Supplemental disclosure of cash flow information:
Interest paid	503	420
Income taxes paid	15	14

(a) Effective January 1, 2018, the Company is required to explain the change in restricted cash in addition to the change in cash and cash equivalents in its condensed consolidated statement of cash flows. The Company has applied this approach for all periods presented.

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News Release continued:	Page 24

CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (In millions of dollars)

SEGMENT OPERATING RESULTS
	Three Months Ended September 30, 2018				Three Months Ended September 30, 2017
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$782	$402		$1,184	$725	$168		$893
Segment network services and other revenue	189	2		191	153	17		170
Segment revenues	971	404		1,375	878	185		1,063
Segment site rental cost of operations	215	131		346	212	60		272
Segment network services and other cost of operations	115	1		116	91	14		105
Segment cost of operations(a)(b)	330	132		462	303	74		377
Segment site rental gross margin(c)	567	271		838	513	108		621
Segment network services and other gross margin(c)	74	1		75	62	3		65
Segment selling, general and administrative expenses(b)	28	45		73	22	18		40
Segment operating profit(c)	613	227		840	553	93		646
Other selling, general and administrative expenses(b)			$47	47			$41	41
Stock-based compensation expense			32	32			25	25
Depreciation, amortization and accretion			385	385			296	296
Interest expense and amortization of deferred financing costs			160	160			154	154
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(d)			47	47			12	12
Income (loss) from continuing operations before income taxes				$169				$118

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $7 million and $6 million for the three months ended September 30, 2018 and 2017, respectively, and (2) prepaid lease purchase price adjustments of $5 million for both of the three months ended September 30, 2018 and 2017. Selling, general and administrative expenses exclude stock-based compensation expense of $25 million and $19 million for the three months ended September 30, 2018 and 2017, respectively.

(c) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

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News Release continued:	Page 25

SEGMENT OPERATING RESULTS
	Nine Months Ended September 30, 2018				Nine Months Ended September 30, 2017
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$2,318	$1,189		$3,507	$2,159	$460		$2,619
Segment network services and other revenue	489	8		497	461	38		499
Segment revenues	2,807	1,197		4,004	2,620	498		3,118
Segment site rental cost of operations	641	388		1,029	632	158		790
Segment network services and other cost of operations	292	6		298	277	31		308
Segment cost of operations(a)(b)	933	394		1,327	909	189		1,098
Segment site rental gross margin(c)	1,677	801		2,478	1,527	302		1,829
Segment network services and other gross margin(c)	197	2		199	184	7		191
Segment selling, general and administrative expenses(b)	81	131		212	69	55		124
Segment operating profit(c)	1,793	672		2,465	1,642	254		1,896
Other selling, general and administrative expenses(b)			$141	141			$121	121
Stock-based compensation expense			84	84			67	67
Depreciation, amortization and accretion			1,138	1,138			880	880
Interest expense and amortization of deferred financing costs			478	478			430	430
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(d)			153	153			40	40
Income (loss) from continuing operations before income taxes				$471				$358

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $19 million and $12 million for the nine months ended September 30, 2018 and 2017, respectively, and (2) prepaid lease purchase price adjustments of $15 million for both of the nine months ended September 30, 2018 and 2017. Selling, general and administrative expenses exclude stock-based compensation expense of $65 million and $55 million for the nine months ended September 30, 2018 and 2017, respectively.

(c) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

The pathway to possible.
CrownCastle.com